Sherman & Howard L.L.C.
ATTORNEYS & COUNSELORS AT LAW
3960 HOWARD HUGHES PARKWAY
SUITE 500
LAS VEGAS, NEVADA 89169
PHONE : 702.387.6073
FAX : 702.990.3565
WWW.SHERMANHOWARD.COM

Exhibit 5.1

February 6, 2014

YOU On Demand Holdings, Inc.
27 Union Square, West Suite 502
New York, New York 10003

Re: YOU On Demand Holdings, Inc./Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special Nevada counsel to YOU On Demand Holdings, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of 16,181,479 shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”), to be sold by certain selling stockholders (the “Selling Stockholders”) of the Company under a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), as filed with the Securities and Exchange Commission (the “Commission”).

     The 16,181,479 Shares subject to this opinion are issuable upon conversion of an equal number of shares of the Company’s Series E Convertible Preferred Stock, $0.001 par value per share (the “Series E Preferred Shares”), of which 14,285,714 of such Series E Preferred Shares (the “Issued Series E Shares”) are issued and outstanding and 1,895,765 of such Series E Preferred Shares (the “Conversion Series E Shares”) are to be issued upon conversion of a 4% convertible promissory note (the “Convertible Note”).

     In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement;

(ii)

Articles of Incorporation of the Company filed with the Nevada Secretary of State on October 19, 2004, as amended by (a) Articles of Merger Pursuant to NRS 92A.200 filed with the Nevada Secretary of State on December 15, 2004, (b) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations filed with the Nevada Secretary of State on January 27, 2005, (c) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations filed with the Nevada Secretary of State on May 7, 2007, (d) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations filed with the Nevada Secretary of State on July 8, 2010, (e) Certificate of Designation For Nevada Profit Corporations filed with the Nevada Secretary of State on July 30, 2010, (f) Certificate of Designation For Nevada Profit Corporations filed with the Nevada Secretary of State on July 30, 2010, (g) Certificate of Correction filed with the Nevada Secretary of State on November 22, 2010, (h) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations filed with the Nevada Secretary of State on February 23, 2011, (i) Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations filed with the Nevada Secretary of State on February 9, 2012, (j) Certificate of Designation For Nevada Profit Corporations filed with the Nevada Secretary of State on August 8, 2012, (k) Certificate of Correction filed with the Nevada Secretary of State on July 5, 2013, (l) Certificate of Designation for Nevada Profit Corporations as filed with the Nevada Secretary of State on July 5, 2013, and (m) Certificate of Designation for Nevada Profit Corporations as filed with the Nevada Secretary of State on January 31, 2014 (“Series E Designation”);

YOU On Demand Holdings, Inc.
February 6, 2014

(iii)	the Second Amended and Restated Bylaws of the Company adopted on January 31, 2014;

(iv)	the Series E Preferred Stock Purchase Agreement, dated January 31, 2014 (the “Series E Purchase Agreement”) by and among the Company and the purchasers named in the Purchase Agreement;

(v)	the Convertible Note;

(vi)	a specimen certificate representing the Common Stock; and

(vii)	certain resolutions of the Board of Directors of the Company relating to the issuance and the registration of the Shares under the Securities Act and such other matters as relevant.

     We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

YOU On Demand Holdings, Inc.
February 6, 2014

     In our examination we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, or photostatic copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. In our examination of documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and, other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties. We have also assumed that the Convertible Note is enforceable in accordance with the terms thereof.

     In rendering the opinions set forth below, we have also assumed that the Shares will be registered by the transfer agent and registrar of the Common Stock; (ii) the Issued Series E Shares were issued in accordance with the terms of the Series E Purchase Agreement; (iii) the Conversion Series E Shares will be issued in accordance with the terms of the Convertible Note; and (iv) the Shares will be issued upon conversion of the Series E Preferred Shares in accordance with the terms of the Series E Designation. We have also assumed that the Company will keep reserved a sufficient number of shares of its Common Stock to satisfy its obligations for issuance of the Shares and that the total number of shares of the Company’s Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue.

     The opinions set forth below are also subject to the further qualification that the enforcement of any agreements or instruments referenced herein and to which the Company is a party may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Series E Designation, will be validly issued, fully paid, and nonassessable.

     The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

YOU On Demand Holdings, Inc.
February 6, 2014

     While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Shares.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we consent to the reference of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Sherman & Howard L.L.C.
SHERMAN & HOWARD L.L.C.